SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                                 _________

                                 FORM 10/A

                GENERAL FORM FOR REGISTRATION OF SECURITIES
                 PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                         THE ASSOCIATED GROUP, INC.
-----------------------------------------------------------------------------
           (Exact Name of Registrant as Specified in Its Charter)

                Delaware                            51-0260858
---------------------------------------       -------------------------------
    (State or Other Jurisdiction of               (IRS Employer
    Incorporation or Organization)               Identification No.)

 200 Gateway Towers, Pittsburgh, Pennsylvania          15222
---------------------------------------------        -----------
 (Address of Principal Executive Offices)            (Zip Code)

 Registrant's telephone number, including area code         412-281-1907

 Securities to be registered pursuant to Section 12(b) of the Act:

      Title of Each Class                   Name of Each Exchange on Which
      to be so Registered                   Each Class is to be Registered
      -------------------                   -------------------------------

             None
--------------------------------            -------------------------------

 Securities to be registered pursuant to Section 12(g) of the Act:

              Common Stock, Class A, par value $.10 per share
-----------------------------------------------------------------------------
                              (Title of Class)

              Common Stock, Class B, par value $.10 per share
-----------------------------------------------------------------------------
                              (Title of Class)

                      Preferred Stock Purchase Rights
-----------------------------------------------------------------------------
                              (Title of Class)



               INFORMATION REQUIRED IN REGISTRATION STATEMENT

           This Form 10/A (this "Refiling") is being refiled solely for the purpose of including a date and a conformed signature on the signature page hereof, and conformed signatures on the exhibits filed herewith, which date and conformed signatures were inadvertently omitted from the previous (and otherwise identical) Form 10/A filed on June 7, 1999 (the "Previous Filing"). This Refiling supercedes, in its entirety, the Previous Filing.

           The Registration Statement of The Associated Group, Inc., a Delaware corporation (the "Company"), on Form 10, dated October 7, 1994, as amended by Forms 10/A dated November 4, 1994, November 15, 1994 and March 25, 1998 (File No. 0-24924) (as amended, the "Registration Statement") effected the registration of three classes of the Company's equity securities: Class A Common Stock, par value $.10 per share (the "Class A Common Stock"), Class B Common Stock, par value $.10 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Company Common Stock") and the Rights (as defined below). This Form 10/A (Amendment No. 4) amends only those portions of the Registration Statement that relate to the description of the Rights. Accordingly, that portion of the Registration Statement under the caption "Description of Capital Stock of the Company -- Stockholder Rights Plan" is hereby amended and restated to read in its entirety as set forth in Item 11 below.

 Item 11.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

 Stockholder Rights Plan

           On December 14, 1994, the Board of Directors of the Company approved and adopted a Rights Agreement, dated as of December 14, 1994 (the "Rights Agreement"), between the Company and Mellon Bank, N.A. and declared a dividend distribution of one right (a "Right") for each outstanding share of Company Common Stock. Each Right originally entitled the registered holder to purchase from the Company a unit consisting of one one-hundredth of a share (a "Unit") of Series A Junior Participating Preferred Stock, par value $.01 per share, of the Company (the "Preferred Stock"), at a purchase price per Unit (the "Purchase Price") of $100.00, subject to adjustment.

           On March 17, 1999, the Board of Directors of the Company authorized and approved the execution and delivery of Amendment No. 1 to Rights Agreement, dated as of March 17, 1999 ("Amendment No. 1"), between the Company and ChaseMellon Shareholder Services, L.L.C. (successor to Mellon Bank, N.A.), amending the Rights Agreement. Amendment No. 1 eliminates the concept of "Continuing Directors" (as that term is defined in the Rights Agreement) throughout the Rights Agreement, allowing the Board to make certain determinations under the Rights Agreement (including without limitation redemption of the Rights) without the concurrence of Continuing Directors as originally provided in the Rights Agreement.

           On May 28, 1999, the Company, AT&T Corp., a New York corporation ("AT&T"), Liberty Media Corporation, a Delaware corporation ("Liberty") and A-Group Merger Corp., a Delaware corporation ("Merger Sub") executed an Agreement and Plan of Merger (the "Merger Agreement") providing for, among other things, the merger of Merger Sub with and into the Company. Immediately prior to the execution of the Merger Agreement and Voting Agreement (as defined below), the Company executed an Amendment No. 2 to the Rights Agreement (the "Amendment No. 2") in order to, among other things, (a) amend the definition of "Acquiring Person" set forth in the Rights Agreement to provide that none of AT&T, Liberty or any of their existing or future Affiliates or Associates shall be deemed to be an Acquiring Person solely by virtue of (i) the execution of the Merger Agreement or the Voting Agreement dated as of May 28, 1999, by and between AT&T, Liberty and the stockholders of the Company listed as parties thereto (the "Voting Agreement"), (ii) the acquisition of Common Stock or other capital stock of the Company pursuant to the Merger Agreement or the consummation of the Merger, (iii) the consummation of the other transactions contemplated by the Merger Agreement or the Voting Agreement,
 (iv) the acquisition of beneficial ownership (which acquisition is in addition to and not pursuant to or in contemplation of the agreements or events referred to in the preceding clauses (i) through (iii) by AT&T or its Affiliates or Associates (excluding Liberty and its Affiliates and Associates)) of not more than an additional 10.0% of the total number of shares of Company Common Stock outstanding immediately prior to the Amendment No. 2 Effective Time, (v) the acquisition of beneficial ownership (which acquisition is in addition to and not pursuant to or in contemplation of the agreements or events referred to in the preceding clauses (i) through (iii) by Liberty or its Affiliates or Associates (excluding AT&T and its Affiliates and Associates)) of not more than an additional 4.9% of the total number of shares of Company Common Stock outstanding immediately prior to the Amendment No. 2 Effective Time or (vi) any combination of the foregoing (each of the events described in clauses
 (i), (ii), (iii), (iv), (v) and (vi) of this clause (a), a "Non-Triggering Event"), (b) amend the definition of "Adverse Person" set forth in the Rights Agreement to provide that none of AT&T, Liberty or any of their respective Affiliates or Associates shall be deemed to be an Adverse Person as a result of a Non-Triggering Event, (c) amend the definition of "Adverse Person Event" set forth in the Rights Agreement to provide that an Adverse Person Event shall be deemed not to have occurred as a result of a Non-Triggering Event, (d) amend the definition of "Triggering Event" set forth in the Rights Agreement to provide that a Triggering Event shall be deemed not to have occurred as a result of a Non-Triggering Event, (e) provide that a Distribution Date under the Rights Agreement shall be deemed not to have occurred as a result of a Non-Triggering Event, (f) provide that a Non-Triggering Event shall not cause the Rights to become exercisable pursuant to the provisions of Section 7 of the Rights Agreement and (g) provide that a Non-Triggering Event shall not cause the Rights to be adjusted or to become exercisable pursuant to the provisions of Sections 11 or 13 of the Rights Agreement.

           The description and terms of the Rights are set forth in the Rights Agreement, as amended by Amendment No. 1 and Amendment No. 2 (the "Amended Rights Agreement"). This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, Amendment No. 1 and Amendment No. 2, which are filed as Exhibits 4.2, 4.3, and 4.4, respectively, to this Registration Statement and incorporated by reference herein. Capitalized terms used and not defined herein have the meanings set forth in the Amended Rights Agreement.

           The Rights are attached to all Company Common Stock certificates representing shares outstanding, and no separate Rights Certificates initially are distributed. The Rights will separate from the Company Common Stock and a Distribution Date will occur upon the earliest of any of the following events:

           (i) 10 Business Days following a public announcement (the date of such public announcement shall constitute the "Stock Acquisition Date") that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of
      (a) 30% or more of the shares of Company Common Stock then outstanding or (b) shares of Company Common Stock entitled to cast 30% or more of the aggregate number of votes entitled to be cast by all shares of Company Common Stock then outstanding (subject to certain exceptions, an "Acquiring Person"); provided, however, that none of AT&T, Liberty or any of their existing or future Affiliates or Associates shall be deemed to be an Acquiring Person solely by virtue of a Non-Triggering Event;

           (ii) 10 Business Days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning (a) 20% or more of such outstanding shares of Company Common Stock or (b) shares of Company Common Stock entitled to cast 20% or more of the aggregate number of votes entitled to be cast by all shares of Company Common Stock then outstanding (unless such tender offer or exchange offer is an offer for all outstanding shares of Company Common Stock which the Outside Directors determine to be fair to and otherwise in the best interests of the Company and its stockholders); provided, however, that a Non-Triggering Event shall be deemed to not constitute such a tender offer or exchange offer; or

           (iii) 10 Business Days after the date on which a person or persons become an Adverse Person (as herein defined). A person shall be an "Adverse Person" if all of the following shall occur: (a) the Board shall designate a specific limitation on the amount of Company Common Stock which a specified person may beneficially own, which amount (the "Ownership Limitation") may be less than, equal to, or more than the amount of shares of Company Common Stock then owned by such Person but shall in no event be less than the number of shares entitled to cast 15% of the aggregate number of votes entitled to be cast by all shares of Company Common Stock; (b) a majority of the Outside Directors, after reasonable inquiry and investigation and consultation with such persons as it deems appropriate, determines that (1) beneficial ownership by such person of an amount of Company Common Stock exceeding the Ownership Limitation is, or would likely be, intended to cause the Company to repurchase the Company Common Stock beneficially owned by such person or to cause pressure on the Company to take action or enter into a transaction or series of transactions intended to provide such person with short-term financial gain under circumstances where the majority of the Outside Directors determines that the best long-term interests of the Company and its stockholders would not be served by taking such action or entering into such transactions or series of transactions at that time or (2) beneficial ownership by such person of an amount of Company Common Stock exceeding the Ownership Limitation is causing or reasonably likely to cause a material adverse impact (including, but not limited to, impairment of the Company's ability to maintain its competitive position) on the business or prospects of the Company; and (c) the beneficial ownership of shares of such person, including its affiliates and associates, shall (before or after (a) or (b) above) exceed the Ownership Limitation; provided, however, that neither AT&T, Liberty or any of their existing or future Affiliates or Associates shall be deemed to be an Adverse Person solely by virtue of a Non-Triggering Event.

 Notwithstanding the foregoing, with respect to events (i) and (ii) above, the Board, or any duly authorized committee thereof, may designate in accordance with the Amended Rights Agreement a later date as the Distribution Date.

           Until the Distribution Date, (i) the Rights will be evidenced by the Company Common Stock certificates (which contain a notation incorporating the Rights Agreement by reference) and will be transferred with and only with such Company Common Stock certificates, and (ii) the surrender for transfer of any certificates for Company Common Stock outstanding will also constitute the transfer of the Rights associated with the Company Common Stock represented by such certificate. Pursuant to the Amended Rights Agreement, the Company will reserve the right to require prior to the occurrence of a Triggering Event that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

           The Rights will not be exercisable until the Distribution Date and will expire at the Close of Business on December 14, 2004, unless they are earlier redeemed by the Company as described below or they expire in accordance with other provisions of the Amended Rights Agreement.

           As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Company Common Stock as of the Close of Business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights.
 Following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall with respect to shares of Company Common Stock issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion, or exchange of securities issued by the Company after December 14, 1994 and
 (b) may, in any other case (subject to certain limitations), if deemed necessary or appropriate by the Board, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale.

           In the event that (i) a Person (other than an Exempt Person) alone or together with its Affiliates and Associates becomes the beneficial owner (except pursuant to an offer for all outstanding shares of Company Common Stock which the Outside Directors determine to be fair to and otherwise in the best interests of the Company and its stockholders or pursuant to certain transactions described in the second succeeding paragraph) of (a) more than 30% of the then outstanding shares of Company Common Stock or (b) shares of Company Common Stock entitled to cast 30% or more of the aggregate number of votes entitled to be cast by all shares of Company Common Stock then outstanding, or (ii) a person becomes an Adverse Person, each holder of a Right will thereafter have the right to receive, upon exercise of the Right, a number of shares of Class B Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the Purchase Price of the Right. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Amended Rights Agreement) were, beneficially owned by any Acquiring Person or an Adverse Person will be null and void. Moreover, the Rights are not exercisable following the occurrence of either of the events set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

           Following the occurrence of either of the events set forth in clause (i) of the immediately preceding paragraph, subject to applicable law, the Board may determine to exchange for any or all Rights (other than Rights held by any Acquiring Person, Adverse Person or Associates, Affiliates, or certain transferees of such Acquiring Person or Adverse Person) Class B Common Stock (or, at the Company's option, Preferred Stock or Equivalent Preferred Stock) at an exchange ratio of one share of Class B Common Stock (or one Unit of Preferred Stock or Equivalent Preferred Stock) for each Right to be exchanged. Such exchange shall be on a pro rata basis if less than all Rights are to be exchanged, and holders of Rights shall pay no consideration (other than delivery of the Right) in such exchange. No exchange may be effected after any Person (other than an Exempt Person) becomes the beneficial owner of 50% or more of the outstanding Company Common Stock or after a Person becomes an Adverse Person. Upon the Board's ordering the exchange of any Rights in the manner provided in this paragraph, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive the number of shares of Class B Common Stock (or at the Company's option, Preferred Stock or Equivalent Preferred Stock) determined in the manner described in this paragraph.

           In the event that, at any time on or after the Stock Acquisition Date, (i) the Company shall take part in a merger or other business combination transaction (with certain exceptions) and the Company shall not be the surviving entity or (ii) the Company shall take part in a merger or other business combination transaction (with certain exceptions) in which all or part of the outstanding shares of Company Common Stock are changed or exchanged or (iii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right which has not yet been exercised (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise of such Right, common stock of the acquiring company having a value equal to two times the Purchase Price of the Right. The events set forth in this paragraph and in the second preceding paragraph are referred to as "Triggering Events."

           Notwithstanding the foregoing, the Rights will not be distributed or become exercisable as a result of purchases of Company Common Stock by a person pursuant to a written agreement with the Company (and approved by the Board) that sets limits on such person's ownership of Company Common Stock and is executed before such person purchases 30% or more of Company Common Stock or shares of Company Common Stock having 30% or more of the aggregate voting power of all then outstanding Company Common Stock, so long as such person is in substantial compliance with the terms of such written agreement and the limitations on such person's ownership of Company Common Stock continues to be binding.

           The Purchase Price payable and the number of Units of Preferred Stock or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision or split, combination or consolidation, or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights, options or warrants entitling them to subscribe for or purchase Preferred Stock (or Equivalent Preferred Stock) or securities convertible at a price per share of Preferred Stock (or Equivalent Preferred Stock) or having a conversion price per share if a security convertible into Preferred Stock (or Equivalent Preferred Stock) less than the current market price per share of Preferred Stock (or Equivalent Preferred Stock), or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness, cash (excluding certain regular quarterly cash dividends), assets (other than dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above).

           With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to a least 1% of the Purchase Price. The Company is not required to issue fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock) or, following the occurrence of a Triggering Event, Class B Common Stock, upon the exercise of any Right or Rights. In lieu thereof, a cash payment may be made based on the market price of the Preferred Stock or the Class B Common Stock, as applicable, on the last trading day prior to the date of exercise of the Right. The Company is not required to issue fractional Rights. In lieu thereof, a cash payment may be made based on the market price of a Right on the last trading day prior to the date such fractional Rights would otherwise have been issuable. The Company may elect to adjust the number of Rights in lieu of any adjustment in the number of shares of Preferred Stock issuable upon exercise of a Right.

           In general, at any time until 10 Business Days following the Stock Acquisition Date, or such later date as the Board may designate, the Company may redeem the Rights in whole, but not in part, originally at a price of $.01 per Right (payable, at the option of the Company, in cash, Company Common Stock or other consideration deemed appropriate by the Board), subject to adjustment (the "Redemption Price"). The Company may not redeem the Rights if a person has previously become an Adverse Person. Immediately upon the action of the Board ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

           Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Class B Common Stock of the Company (or for other consideration) or for common stock of the acquiring company as set forth above.

           Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Amended Rights Agreement may be amended by the Board prior to the Distribution Date. After the Distribution Date, the provisions of the Amended Rights Agreement may be amended by the Board in order to cure any ambiguity, defect or inconsistency, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person, Adverse Person or Affiliate or Associate of such Acquiring Person or Adverse Person), or to shorten or lengthen any time period under the Amended Rights Agreement; provided, however, that no amendment to lengthen the time period governing redemption shall be made at such time as the Rights are not redeemable.

           Each share of Company Common Stock outstanding on the Record Date received one Right. So long as the Rights are attached to the Company Common Stock one Right (as such number may be adjusted pursuant to the provisions of the Amended Rights Agreement) is deemed to be delivered for each share of Company Common Stock issued by the Company between the Record Date and prior to the earlier of the Distribution Date or the Final Expiration Date. A number of shares of the Preferred Stock equal to 1/100th of the number of shares of Company Common Stock outstanding at the Record Date has been reserved for issuance upon exercise of the Rights.

           The Rights may have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company in a manner which causes the Rights to become discount Rights, unless the offer is conditioned on a substantial number of Rights being acquired. The Rights, however, should not affect any prospective offeror willing to make an offer at a fair price and otherwise in the best interests of the Company and its stockholders or willing to negotiate with the Board. The Rights should not interfere with any merger or other business combination approved by the Board since the Board may, at its option, at any time within 10 Business Days following the Stock Acquisition Date (or such later date or dates as the Board properly determines) redeem all but not less than all the then outstanding Rights at the Redemption Price.

      On October 7, 1997, the Board approved a two-for-one stock split of the Class A Common Stock and Class B Common Stock effected in the form of a stock dividend of one share of Class A Common Stock and one share of Class B Common Stock for each outstanding share of Class A Common Stock and Class B Common Stock, respectively, held by stockholders of record on October 17, 1997. On October 27, 1997, the Company paid such stock dividend. As a result of such stock split, each Right currently entitles the registered holder to purchase one two-hundredth of a share of Preferred Stock at a purchase price of $50, subject to adjustment, and the redemption price per Right is currently $.005.


 ITEM 15.  FINANCIAL STATEMENTS AND EXHIBITS.

           Financial Statements.

                Not applicable.

           Exhibits.  The following exhibits are filed as part of this Form
 10/A:

 Exhibit
 Number
 -------
 2.1 Agreement and Plan of Distribution, dated as of December 14, 1994, among Associated Communications Corporation,
               Associated Communications of Delaware, Inc. and Associated Cellular Holdings, Inc., filed as Exhibit 2.1 to
               Registration Statement on Form 10/A dated November 15, 1994 and incorporated herein by reference.

2.2 Agreement and Plan of Merger, dated May 28, 1999, by and among AT&T Corp., A-Group Merger Corp., Liberty Media Corporation and the Company, filed as Exhibit 2.1 to Form 8-K dated June 2, 1999 and incorporated herein by reference.

3.1 Restated Certificate of Incorporation, filed as Exhibit 3.1 to Registration Statement on Form 10/A dated November 15, 1994 and incorporated herein by reference.

3.2 Amended and Restated By-Laws, filed as Exhibit 3.2 to Registration Statement on Form 10/A dated March 25, 1999 and incorporated herein by reference.

4.1 Common Stock Certificates, filed as Exhibits 4.2 and 4.3 to Form 8-K, dated December 22, 1994 and incorporated herein by reference.

4.2 Rights Agreement, dated as of December 14, 1994, by and between the Company and Mellon Bank, N.A., filed as Exhibit 4.2 to Registration Statement on Form 10/A dated March 25, 1999 and incorporated herein by reference.

4.3 Amendment No. 1 to Rights Agreement, dated as of March 17, 1999, between the Company and ChaseMellon Shareholder Services, L.L.C. (successor to Mellon Bank, N.A.), filed as
               Exhibit 4.3 to Registration Statement on Form 10/A dated March 25, 1999 and incorporated herein by reference.

4.4 Amendment No. 2 to Rights Agreement dated as of May 28, 1999, between the Company and Chase Mellon Shareholder Services, L.L.C. (successor to Mellon Bank, N.A.), filed as Exhibit
               2.1 to Form 8-K, dated June 2, 1999 and incorporated herein by reference.

10.1 Tax Disaffiliation Agreement, dated as of December 14, 1994, by and among Associated Communications Corporation, Associated Communications of Delaware, Inc. and Associated Cellular Holdings, Inc., filed as Exhibit 10.1 to
               Registration Statement on Form 10/A dated November 15, 1994 and incorporated herein by reference.

10.2 The Associated Group, Inc. 1994 Amended and Restated Stock Option and Incentive Award Plan, filed as Exhibit 10.2 to Annual Report on Form 10-K for the fiscal year ended December 31, 1997, and incorporated herein by reference.

10.3 Amended and Restated TruePosition, Inc. 1995 Stock Incentive Plan, filed as Exhibit 10.3 to Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and incorporated herein by reference.

10.4 Form of Employment Agreement, dated December 15, 1994, between Associated Communications of Delaware, Inc. and Myles P. Berkman, filed as Exhibit 10.6 to Registration Statement on Form 10/A dated November 15, 1994 and incorporated herein by reference.

10.5 Form of Employment Agreement, dated December 15, 1994, between Associated Communications of Delaware, Inc. and David J. Berkman, filed as Exhibit 10.7 to Registration Statement on Form 10/A dated November 15, 1994 and incorporated herein by reference.

10.6 Employment Agreement, dated as of August 19, 1996, between Associated Communications, L.L.C. and Alex J. Mandl, filed as Exhibit 99.2 to Form 8- K, dated September 6, 1996 and incorporated herein by reference.

10.7 Margin Agreement, dated January 31, 1995, by and between Associated Investments, Inc. and Pershing, a Division of Donaldson, Lufkin & Jenrette Securities Corporation, filed as Exhibit 10.9 to Annual Report on Form 10-K for the fiscal year ended December 31, 1994 and incorporated herein by reference.

 10.8 Corporate Margin Account Application and Agreement, dated February 15, 1995, by and between Associated Investments, Inc. and Goldman Sachs & Co., filed as Exhibit 10.10 to Annual Report on Form 10-K for the fiscal year ended December 31, 1994 and incorporated herein by reference.

 10.9 Letter Agreement, dated as of April 20, 1999 by and between Associated Investments, Inc. and Goldman Sachs & Co., filed herewith.

 10.10 Letter Agreement, dated as of December 12, 1997, by and between Associated Investments, Inc. and PNC Bank, National Association, filed as Exhibit 10.11 to Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and incorporated herein by reference.

 10.11 Amended and Restated Demand Note, dated as of April 14, 1999, by and between Associated Investments, Inc. and PNC Bank, National Association, filed herewith.

 10.12 Form of Amended and Restated Pledge Agreement, by Associated Investments, Inc. in favor of PNC Bank, National
               Association, filed as Exhibit 10.13 to Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and incorporated herein by reference.

 10.13 Agreement, dated September 29, 1997, among Teligent, L.L.C., Digital Services Corporation, Telcom-DTS Investors, L.L.C., Microwave Services, Inc., The Associated Group, Inc. and certain other parties, filed as Exhibit 1 to Schedule 13D of the Company with regard to its holdings in Teligent, Inc. and dated as of December 8, 1997 and incorporated herein by reference.

 10.14 Stockholders Agreement, dated as of November 26, 1997, by and among Teligent, Inc., Microwave Services, Inc., Telcom-DTS Investors, L.L.C., and NTT Investment Inc., filed as Exhibit 2 to Schedule 13D of the Company with regard to its holdings in Teligent, Inc. and dated as of December 8, 1997, and incorporated herein by reference.

 10.15 Registration Rights Agreement, dated as of March 6, 1998, by and between Teligent, Inc. and Microwave Services, Inc., filed as Exhibit 1 to Schedule 13D/A of the Company with regard to its holdings in Teligent, Inc. and dated as of March 9, 1998, and incorporated herein by reference.

 21 Subsidiaries of the Registrant, filed as Exhibit 21 to Annual Report on Form 10-K for the fiscal year ended December 31, 1998, and incorporated herein by reference.



                                 SIGNATURES

           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   THE ASSOCIATED GROUP, INC.


 Date:  June 7, 1999           By:  /s/ Myles P. Berkman
                                   -----------------------------------
                                   Myles P. Berkman
                                   Chairman, President, and
                                   Chief Executive Officer


                               EXHIBIT INDEX

 Exhibit
 Number
 -------
 2.1 Agreement and Plan of Distribution, dated as of December 14, 1994, among Associated Communications Corporation,
               Associated Communications of Delaware, Inc. and Associated Cellular Holdings, Inc., filed as Exhibit 2.1 to
               Registration Statement on Form 10/A dated November 15, 1994 and incorporated herein by reference.

 2.2 Agreement and Plan of Merger, dated May 28, 1999, by and among AT&T Corp., A-Group Merger Corp., Liberty Media Corporation and the Company, filed as Exhibit 2.1 to Form 8-K dated June 2, 1999 and incorporated herein by reference.

 3.1 Restated Certificate of Incorporation, filed as Exhibit 3.1 to Registration Statement on Form 10/A dated November 15, 1994 and incorporated herein by reference.

 3.2 Amended and Restated By-Laws, filed as Exhibit 3.2 to Registration Statement on Form 10/A dated March 25, 1999 and incorporated herein by reference.

 4.1 Common Stock Certificates, filed as Exhibits 4.2 and 4.3 to Form 8-K, dated December 22, 1994 and incorporated herein by reference.

 4.2 Rights Agreement, dated as of December 14, 1994, by and between the Company and Mellon Bank, N.A., filed as Exhibit
               4.2 to Registration Statement on Form 10/A dated March 25, 1999 and incorporated herein by reference.

 4.3 Amendment No. 1 to Rights Agreement, dated as of March 17, 1999, between the Company and ChaseMellon Shareholder Services, L.L.C. (successor to Mellon Bank, N.A.), filed as
               Exhibit 4.3 to Registration Statement on Form 10/A dated March 25, 1999 and incorporated herein by reference.

 4.4 Amendment No. 2 to Rights Agreement dated as of May 28, 1999, between the Company and Chase Mellon Shareholder Services, L.L.C. (successor to Mellon Bank, N.A.), filed as
               Exhibit 2.1 to Form 8-K, dated June 2, 1999 and incorporated herein by reference.

 10.1 Tax Disaffiliation Agreement, dated as of December 14, 1994, by and among Associated Communications Corporation, Associated Communications of Delaware, Inc. and Associated Cellular Holdings, Inc., filed as Exhibit 10.1 to
               Registration Statement on Form 10/A dated November 15, 1994 and incorporated herein by reference.

 10.2 The Associated Group, Inc. 1994 Amended and Restated Stock Option and Incentive Award Plan, filed as Exhibit 10.2 to Annual Report on Form 10-K for the fiscal year ended December 31, 1997, and incorporated herein by reference.

 10.3 Amended and Restated TruePosition, Inc. 1995 Stock Incentive Plan, filed as Exhibit 10.3 to Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and incorporated herein by reference.

 10.4 Form of Employment Agreement, dated December 15, 1994, between Associated Communications of Delaware, Inc. and Myles P. Berkman, filed as Exhibit 10.6 to Registration Statement on Form 10/A dated November 15, 1994 and incorporated herein by reference.

 10.5 Form of Employment Agreement, dated December 15, 1994, between Associated Communications of Delaware, Inc. and David J. Berkman, filed as Exhibit 10.7 to Registration Statement on Form 10/A dated November 15, 1994 and incorporated herein by reference.

 10.6 Employment Agreement, dated as of August 19, 1996, between Associated Communications, L.L.C. and Alex J. Mandl, filed as Exhibit 99.2 to Form 8- K, dated September 6, 1996 and incorporated herein by reference.

 10.7 Margin Agreement, dated January 31, 1995, by and between Associated Investments, Inc. and Pershing, a Division of Donaldson, Lufkin & Jenrette Securities Corporation, filed as Exhibit 10.9 to Annual Report on Form 10-K for the fiscal year ended December 31, 1994 and incorporated herein by reference.

 10.8 Corporate Margin Account Application and Agreement, dated February 15, 1995, by and between Associated Investments, Inc. and Goldman Sachs & Co., filed as Exhibit 10.10 to Annual Report on Form 10-K for the fiscal year ended December 31, 1994 and incorporated herein by reference.

 10.9 Letter Agreement, dated as of April 20, 1999 by and between Associated Investments, Inc. and Goldman Sachs & Co., filed herewith.

 10.10 Letter Agreement, dated as of December 12, 1997, by and between Associated Investments, Inc. and PNC Bank, National Association, filed as Exhibit 10.11 to Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and incorporated herein by reference.

 10.11 Amended and Restated Demand Note, dated as of April 14, 1999, by and between Associated Investments, Inc. and PNC Bank, National Association, filed herewith.

 10.12 Form of Amended and Restated Pledge Agreement, by Associated Investments, Inc. in favor of PNC Bank, National
               Association, filed as Exhibit 10.13 to Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and incorporated herein by reference.

 10.13 Agreement, dated September 29, 1997, among Teligent, L.L.C., Digital Services Corporation, Telcom-DTS Investors, L.L.C., Microwave Services, Inc., The Associated Group, Inc. and certain other parties, filed as Exhibit 1 to Schedule 13D of the Company with regard to its holdings in Teligent, Inc. and dated as of December 8, 1997 and incorporated herein by reference.

 10.14 Stockholders Agreement, dated as of November 26, 1997, by and among Teligent, Inc., Microwave Services, Inc., Telcom-DTS Investors, L.L.C., and NTT Investment Inc., filed as Exhibit 2 to Schedule 13D of the Company with regard to its holdings in Teligent, Inc. and dated as of December 8, 1997, and incorporated herein by reference.

 10.15 Registration Rights Agreement, dated as of March 6, 1998, by and between Teligent, Inc. and Microwave Services, Inc., filed as Exhibit 1 to Schedule 13D/A of the Company with regard to its holdings in Teligent, Inc. and dated as of March 9, 1998, and incorporated herein by reference.

 21 Subsidiaries of the Registrant, filed as Exhibit 21 to Annual Report on Form 10-K for the fiscal year ended December 31, 1998, and incorporated herein by reference.